Exhibit 99.3

Hercules Capital Announces Supplemental Cash Distribution of $0.02 per Share for the Second Quarter of 2019

Supplemental Cash Distribution of $0.02 per Share is in Addition to the Regular Quarterly Cash Distribution for the Second Quarter of 2019 of $0.32 per Share

PALO ALTO, Calif., August 1, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture growth stage companies backed by some of the leading and top-tier venture capital and select private equity firms, is pleased to announce that its Board of Directors has declared a supplemental cash distribution of $0.02 per share.

This supplemental cash distribution will be paid out of Hercules Capital’s undistributed taxable income (taxable income in excess of distributions paid) as of June 30, 2019. The following shows the key dates of the supplemental distribution payment:

Record Date	August 12, 2019
Payment Date	August 19, 2019

This supplemental cash distribution is in addition to the previously announced regular quarterly cash distribution that Hercules declared for the second quarter of 2019 of $0.32 per share. Including the regular quarterly and supplemental cash distributions declared to date, Hercules Capital will have paid $15.95 per share in cumulative cash distributions since its June 2005 initial public offering.

Hercules' Board of Directors maintains a variable distribution policy with the objective of distributing four quarterly distributions in an amount that approximates 90% to 100% of the Company’s taxable quarterly income or potential annual income for a particular year. In addition, during the year, the Company’s Board of Directors may choose to pay additional supplemental distributions, so that the Company may distribute approximately all its annual taxable income in the year it was earned, or it can elect to maintain the option to spill over the excess taxable income into the coming year for future distribution payments.

The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year. Of the distributions declared during the quarter ended June 30, 2019, 100% were distributions derived from the Company’s current and accumulated earnings and profits. There can be no certainty to stockholders that this determination is representative of the tax attributes of the Company’s 2019 full year distributions to stockholders.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $9.4 billion to over 480 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of:

Institutional Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Notes (“Baby Bonds”) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com